Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Completes Sale of Six Southeast Power Plants,
Sets Date for Second Quarter 2014 Earnings Call

(HOUSTON, Texas) July 3, 2014 – Calpine Corporation (NYSE:CPN) today completed the previously announced sale of six power plants to an affiliate of LS Power for $1.57 billion plus adjustments. The portfolio of divested assets comprises 3,498 MW of combined-cycle generation capacity across five states in the Southeastern U.S., a non-core market. As a result of this sale, Calpine has further aligned its portfolio with its strategic focus on competitive wholesale power markets.

“The closing of this transaction represents an important milestone in our ongoing efforts to allocate capital effectively,” said Thad Hill, Calpine’s President and Chief Executive Officer. “By divesting these non-core assets, we have captured significant value for our shareholders, freeing capital for redeployment into higher return opportunities.”

Calpine expects to record a net book gain of approximately $750 million in the third quarter as a result of the sale. Taxable gains are expected to be almost entirely offset by federal and state net operating losses. As a result, the transaction is expected to result in net cash proceeds of approximately $1.53 billion, which the company intends to allocate in a balanced manner that is accretive to Adjusted Free Cash Flow Per Share.

Management intends to discuss its capital allocation plans and financial guidance on its second quarter 2014 financial results conference call.

Second Quarter 2014 Financial Results Conference Call

Calpine also announced today that it plans to release second quarter 2014 financial results on Friday, August 1, 2014, before the opening of the New York Stock Exchange. Management will present the results during an investor call scheduled for 10 a.m. Eastern Time / 9 a.m. Central Time on August 1.

A listen-only webcast of the call may be accessed through the Company’s website at www.calpine.com or by dialing (800) 446-1671 in the United States or (847) 413-3362 outside the United States. The confirmation code is 37498051. Please call in 10 to 15 minutes prior to the scheduled start time.

-more-

Calpine Completes Sale of Six Southeast Power Plants to LS Power,
Sets Date for Second Quarter Earnings Call

July 3, 2014

An archived recording of the call will also be made available on the website and can be accessed by dialing (888) 843-7419 in the United States or 630-652-3042 outside the United States and providing confirmation code 37498051.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources.  Our fleet of 87 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity.  Serving customers in 17 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors. Please visit www.calpine.com to learn more about why Calpine is a generation ahead – today.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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